Exhibit 99.1
Nerdy Inc. Announces 1-For-15 Reverse Stock Split
Company Expected to Regain Compliance with the NYSE’s Minimum Share Price Requirement
Trading on Split-Adjusted Basis Expected to Begin on August 19, 2026
ST. LOUIS--(BUSINESS WIRE)--Nerdy Inc. (NYSE: NRDY), a leading platform for delivering live online learning, today announced that a 1-for-15 reverse stock split of the Company’s Class A Common Stock and Class B Common Stock is expected to become effective at 12:01 a.m. Eastern time on August 19, 2026. The Company’s Class A Common Stock is expected to begin trading on a split-adjusted basis at the opening of the market on August 19, 2026, under the existing ticker symbol “NRDY” and with a new CUSIP number, 64081V208.
The 1-for-15 reverse stock split will reduce the number of outstanding shares of the Company's Class A Common Stock from approximately 127.9 million to approximately 8.5 million as of August 19, 2026.
The purpose of the 1-for-15 reverse stock split is to increase the per-share price of the Company's Class A Common Stock to satisfy the minimum average closing price requirement for continued listing on the New York Stock Exchange (the "NYSE").
Proportionate adjustments will be made to the number of shares underlying the Company’s outstanding equity awards, including stock options and restricted stock units, and to the exercise or conversion prices of such instruments. The reverse stock split will not affect any stockholder’s proportionate ownership interest in the Company, except for adjustments resulting from the treatment of fractional shares.
Information for Nerdy Inc. Stockholders
At the effective time of the reverse stock split, holders of Nerdy Inc. Class A Common Stock will receive one new share of the Company's Class A Common Stock for every 15 shares of Class A Common Stock held. Record holders of Class A Common Stock will receive a transaction statement with respect to the exchange of such shares for post-reverse split shares. Continental Stock Transfer & Trust Company, the transfer agent for the Company's Class A Common Stock, will act as the exchange agent.
Nerdy Inc. will not issue fractional shares that result from the reverse stock split. Any stockholders of Class A Common Stock who would have been entitled to receive fractional shares as a result of the reverse stock split will instead receive cash in lieu of such fractional shares.

Exhibit 99.1
In connection with the reverse stock split, there will be no change to the total number of authorized shares of the Company's Class A Common Stock as set forth in the Company’s certificate of incorporation.
For more information on the reverse stock split, please refer to the Company's definitive proxy statement filed with the SEC on July 13, 2026, for the August 13, 2026, special meeting of stockholders, which can be accessed through the investor relations portion of Nerdy’s website at https://investors.nerdy.com and on the United States Securities and Exchange Commission's ("SEC") EDGAR website, www.sec.gov.
About Nerdy Inc.

Nerdy (NYSE: NRDY) operates a next-generation live tutoring and intervention platform that leverages the power of human expertise with advanced artificial intelligence (“AI”) to personalize learning, accelerate student achievement, and empower educators. Our mission is to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Learn more about Nerdy at https://www.nerdy.com.

Forward-Looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected increase in the per share closing price of our Class A Common Stock as a result of the reverse stock split, our expected regaining of compliance with the NYSE's continued listing standards, our strategic priorities, our growth, and the sufficiency of our cash to fund future operations; as well as statements that include the words “expect,” “plan,” “believe,” “project,” “will” and “may,” and similar statements of a future or forward-looking nature. The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our offerings continue to evolve, which makes it difficult

Exhibit 99.1
to predict our future financial and operating results; our level of indebtedness, which could adversely affect our financial condition; our operating activities may be restricted as a result of covenants related to our term loan and failure to comply with these covenants could have a material adverse effect on us; our history of net losses and negative operating cash flows, which could require us to need other sources of liquidity; risks associated with our ability to acquire and retain customers, operate, and scale up our business; risks associated with the implementation of our plan to wind down Varsity Tutors for Schools, including the timing and amount of expected exit costs, our ability to realize anticipated benefits, and the impact on our business and results of operations; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 26, 2026, and our Quarterly Report on Form 10-Q filed on August 6, 2026, as well as other filings that we may make from time to time with the SEC.

Investor Relations:
investors@nerdy.com

Source: Nerdy Inc.